Exhibit 10.1

27 OCTOBER 2009

JON COHEN

537 LENAPE CIRCLE

LANGHORNE, PA 19047

DEAR JON,

WE ARE PLEASED TO PRESENT THE FOLLOWING OFFER OF EMPLOYMENT. THIS LETTER WILL SUMMARIZE AND CONFIRM THE DETAILS OF OUR OFFER TO YOU OF EMPLOYMENT BY LIGHTING SCIENCE GROUP CORPORATION (THE “COMPANY”).

START DATE. YOUR EMPLOYMENT BY THE COMPANY WILL COMMENCE ON 02 NOVEMBER 2009 AND THE CONTRACTOR SERVICES AGREEMENT BETWEEN YOU AND THE COMPANY EFFECTIVE AS OF 31 AUGUST 2009 SHALL BE DEEMED TO BE TERMINATED AS OF 31 OCTOBER 2009.

POSITION, RESPONSIBILITIES & DUTIES. YOUR INITIAL TITLE WILL BE VICE PRESIDENT & CHIEF ACCOUNTING OFFICER. YOU WILL INITIALLY REPORT TO KATY REYNOLDS, SENIOR VICE PRESIDENT, STRATEGY & FINANCE. YOUR RESPONSIBILITIES AND DUTIES WILL BE AS THE COMPANY MAY SPECIFY. YOU ARE EXPECTED TO DEVOTE YOUR FULL TIME PROFESSIONAL EFFORTS TO THE FULFILLMENT OF YOUR RESPONSIBILITIES AND DUTIES.

BASE COMPENSATION. YOUR ANNUAL SALARY WILL BE ONE HUNDRED SIXTY FIVE THOUSAND UNITED STATES DOLLARS (US$165,000.00), LESS STANDARD PAYROLL DEDUCTIONS AND ALL REQUIRED WITHHOLDINGS, AND PAID IN ACCORDANCE WITH THE COMPANY’S PAYROLL POLICIES.

RELOCATION PAYMENT. YOU WILL BE ELIGIBLE TO RECEIVE A RELOCATION BONUS OF THIRTY THOUSAND UNITED STATES DOLLARS (US$30,000.00) LESS REQUIRED WITHHOLDINGS, AT THE TIME OF RELOCATION. IF YOU VOLUNTARILY TERMINATE YOUR EMPLOYMENT WITH THE COMPANY OR ARE TERMINATED FOR CAUSE WITHIN TWO YEARS OF YOUR DATE OF HIRE, YOU WILL BE REQUIRED TO REIMBURSE THE COMPANY FOR ONE HUNDRED PERCENT (100%) OF THE RELOCATION BONUS.

PERFORMANCE BONUS. BEGINNING WITH THE CALENDAR YEAR 2010, YOU WILL BE ELIGIBLE TO PARTICIPATE IN THE COMPANY’S PERFORMANCE BONUS PLAN(S) UP TO THIRTY PERCENT (30%) OF YOUR BASE SALARY, BASED ON A COMBINATION OF COMPANY PERFORMANCE AND PERSONAL ACHIEVEMENTS AS DETERMINED BY YOUR MANAGER.

LONG TERM INCENTIVE PLAN. YOU WILL BE ELIGIBLE TO PARTICIPATE IN THE COMPANY’S LONG TERM INCENTIVE PLANS FOR EXECUTIVES.

INITIAL STOCK & OPTION GRANTS. AS PART OF THE COMPANY’S LONG TERM INCENTIVE PLAN, YOU HAVE BEEN ISSUED ONE HUNDRED THOUSAND (100,000) STOCK OPTIONS SUBJECT TO THE LIGHTING SCIENCE GROUP CORPORATION AMENDED AND RESTATED EQUITY-BASED COMPENSATION PLAN NONQUALIFIED STOCK OPTION AGREEMENT.

BENEFITS. THE COMPANY CURRENTLY OFFERS A SUITE OF BENEFITS FOR YOU AND YOUR QUALIFIED DEPENDENTS INCLUDING MEDICAL, DENTAL, VISION AND LIFE INSURANCE OPTIONS, EFFECTIVE FIRST DAY OF EMPLOYMENT. ADDITIONALLY, YOU ARE ELIGIBLE FOR PAID SICK TIME OFF AND PAID HOLIDAYS. YOU WILL INITIALLY BE ELIGIBLE FOR TWENTY (20) DAYS OF PAID VACATION PER YEAR OF EMPLOYMENT. ADDITIONAL DETAILS REGARDING BENEFITS WILL BE PROVIDED BY THE COMPANY’S HUMAN RESOURCES DEPARTMENT IN DUE COURSE. BENEFITS SHALL CEASE IMMEDIATELY UPON THE TERMINATION OF YOUR EMPLOYMENT BY THE COMPANY EXCEPT AS PROVIDED BY LAW OR AS THE COMPANY’S POLICIES MAY ALLOW.

REQUIRED DOCUMENTATION. TO COMPLY WITH THE GOVERNMENT-MANDATED CONFIRMATION OF EMPLOYMENT ELIGIBILITY, YOU WILL BE REQUIRED TO COMPLETE AN I-9 EMPLOYMENT ELIGIBILITY VERIFICATION FORM.

AT WILL EMPLOYMENT. PLEASE UNDERSTAND THE COMPANY IS AN EMPLOYMENT-AT-WILL COMPANY. THIS MEANS THAT YOU OR THE COMPANY MAY TERMINATE YOUR EMPLOYMENT AT ANY TIME, FOR ANY REASON OR FOR NO REASON, WITH OR WITHOUT NOTICE. ACCORDINGLY, THIS LETTER IS NOT A CONTRACT OR COMMITMENT FOR CONTINUED EMPLOYMENT. THE COMPANY ALSO RESERVES THE RIGHT TO AMEND ITS BENEFITS, PLANS OR PROGRAMS AT ANY TIME.

SEVERANCE. IF YOU ARE TERMINATED FOR REASONS OTHER THAN “CAUSE,” YOU WILL RECEIVE A MINIMUM SEVERANCE PAYMENT EQUIVALENT TO FOUR (4) WEEKS OF BASE SALARY PAID OVER TIME IN ACCORDANCE WITH THE COMPANY’S PAYROLL PRACTICES AND POLICIES. THE SEVERANCE PAYMENT WILL BE CONDITIONAL UPON YOUR FIRST EXECUTING AND NOT REVOKING A VALID WAIVER AND RELEASE OF ALL CLAIMS THAT YOU MAY HAVE AGAINST THE COMPANY. TERMINATION FOR “CAUSE” WILL ELIMINATE ELIGIBILITY FOR A SEVERANCE PAYMENT. “CAUSE” MEANS: (A) A WILLFUL BREACH OF YOUR OBLIGATIONS UNDER THIS AGREEMENT, WHICH BREACH YOU FAIL TO CURE, IF CURABLE, WITHIN (30) DAYS AFTER RECEIPT OF A WRITTEN NOTICE OF SUCH BREACH; (B) GROSS NEGLIGENCE IN THE PERFORMANCE OR INTENTIONAL NON-PERFORMANCE OF YOUR MATERIAL DUTIES TO THE COMPANY OR ANY OF ITS AFFILIATES; (C)

COMMISSION OF A FELONY OR A CRIME OF MORAL TURPITUDE; (D) COMMISSION OF A MATERIAL ACT OF DECEIT, FRAUD, PERJURY OR EMBEZZLEMENT THAT INVOLVES OR DIRECTLY OR INDIRECTLY CAUSES HARM TO THE COMPANY OR ANY OF ITS AFFILIATES; OR (E) REPEATEDLY (I.E., ON MORE THAN ONE OCCASION) BEING UNDER THE INFLUENCE OF DRUGS OR ALCOHOL (OTHER THAN OVER-THE-COUNTER OR PRESCRIPTION MEDICINE OR OTHER MEDICALLY-RELATED DRUGS TO THE EXTENT THEY ARE TAKEN IN ACCORDANCE WITH THEIR DIRECTIONS OR UNDER THE SUPERVISION OF A PHYSICIAN) DURING THE PERFORMANCE OF YOUR DUTIES FOR THE COMPANY OR ANY OF ITS AFFILIATES, OR, WHILE UNDER THE INFLUENCE OF SUCH DRUGS OR ALCOHOL, ENGAGING IN GROSSLY INAPPROPRIATE CONDUCT DURING THE PERFORMANCE OF YOUR DUTIES FOR THE COMPANY OR ANY OF ITS AFFILIATES.

RESIGNATION NOTICE. IF YOU ELECT TO VOLUNTARILY RESIGN FROM THE COMPANY, YOU AGREE TO PROVIDE THE COMPANY WITH AT LEAST FOUR (4) WEEKS’ NOTICE BEFORE THE EFFECTIVE DATE. NOTWITHSTANDING THE FOREGOING, THE COMPANY RETAINS THE OPTION OF TERMINATING YOU UPON SUCH NOTICE OR BEFORE THE END OF THE NOTICE PERIOD. IF YOU ELECT TO VOLUNTARILY RESIGN, YOU WILL NOT BE ELIGIBLE FOR A SEVERANCE PAYMENT.

ADDITIONAL TERMS & CONDITIONS OF EMPLOYMENT. THE COMPANY REQUIRES ITS EMPLOYEES TO SIGN AND COMPLY WITH ADDITIONAL TERMS AND CONDITIONS OF EMPLOYMENT CONCERNING CONFIDENTIALITY, ASSIGNMENT OF INVENTIONS AND WORKS OF AUTHORSHIP, NON-COMPETITION, AND NON-RECRUITMENT. THE ADDITIONAL TERMS AND CONDITIONS OF EMPLOYMENT WILL BE PRESENTED TO YOU FOR YOUR REVIEW, CONSIDERATION AND SIGNATURE IN DUE COURSE AND MUST BE SIGNED BY WITHIN TEN (10) DAYS OF RECEIPT BY YOU.

IF YOU WISH TO ACCEPT EMPLOYMENT UNDER THE TERMS DESCRIBED ABOVE, PLEASE SIGN AND DATE A COPY OF THIS LETTER AND RETURN THE SIGNED AND DATED COPY TO ME NO LATER THAN 30 OCTOBER 2009.

BY SIGNING THIS LETTER, YOU ACKNOWLEDGE THAT THIS OFFER LETTER SUPERSEDES ANY OTHER OFFER, AGREEMENT, OR PROMISES MADE TO YOU BY ANYONE, WHETHER ORAL OR WRITTEN, SPECIFICALLY CONCERNING THE OFFER OF EMPLOYMENT BY THE COMPANY, AND WITH THE EXCEPTION OF THE DETERMINATION OF THE NUMBER OF SHARES AND OPTIONS AS NOTED ABOVE, THIS LETTER COMPRISES THE COMPLETE AGREEMENT BETWEEN YOU AND THE COMPANY CONCERNING THE OFFER OF EMPLOYMENT BY THE COMPANY.

IF YOU HAVE ANY QUESTIONS REGARDING THIS OFFER, PLEASE DO NOT HESITATE TO CONTACT ME OR KATY REYNOLDS.

I LOOK FORWARD TO YOUR FAVORABLE REPLY AND TO A PRODUCTIVE AND ENJOYABLE WORK RELATIONSHIP.

SINCERELY,	Agreed & Accepted:

/s/ Jon Cohen
JON COHEN
BRUCE KRANGEL
DIRECTOR, HR	DATE: 10/27/2009